PENTON MEDIA, INC.
SERIES M PREFERRED STOCK AGREEMENT

This AGREEMENT (this “Agreement”) is made as of      (the “Date of Grant”), by and between Penton Media, Inc., a Delaware corporation (the “Company”), and       (“Grantee”).

1. Grant of Series M Preferred Stock. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Certificate of Designations, Preferences and Rights of Series M Preferred Stock of Penton Media, Inc., as filed with the Secretary of State for the State of Delaware on      (the “Certificate of Designations”) governing the terms of the Company’s Series M Preferred Stock, par value $.01 per share (the “Series M Preferred Stock”), the Company hereby grants to Grantee as of the Date of Grant      shares of Series M Preferred Stock (the “Shares”).

2. Transferability. Grantee may not transfer or assign the Shares other than by will or by the laws of descent and distribution.

3. Representations and Warranties of Grantee. (a) Grantee is receiving the securities solely for Grantee’s account for investment and not with a view to, or for resale in connection with, the distribution thereof.

(b) Grantee understands that: (i) the acceptance of the Shares is a speculative investment which involves a high degree of risk of loss of the value the Shares; (ii) there are substantial restrictions on the transferability of the Shares under the terms of this Agreement and the applicable provisions of the Securities Act of 1933 (the “Securities Act”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder and under applicable state securities or “blue sky” laws; (iii) the offer and sale of the Shares have not been registered under the Securities Act; (iv) there exists no right to require registration of the Shares; (v) there is no public market for the Shares; (vi) the Shares must be held indefinitely and Grantee must continue to bear the economic risk of investment in the Shares; (vii) restrictive legends described in Section 4 shall be placed on the certificates representing the Shares; (viii) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer; and (ix) Grantee has been given access to such information regarding the Company and its subsidiaries as it requested and has had the opportunity to obtain additional information as desired and to ask questions and has received answers regarding such information in order to evaluate the merits and risks inherent in holding the Series M Preferred Stock.

(c) The financial information and other materials presented to Grantee regarding the possible future return on the Series M Preferred Stock upon a Liquidation Event or Change of Control (each as defined in the Certificate of Designations) are based upon a variety of assumptions with respect to industry performance, general business and economic conditions and other matters, most of which are beyond the control of the Company. Neither the Company nor its current management assumes any responsibility for the accuracy of such information, and the presentation of such information will not be regarded by Grantee as a representation by the Company or any other person that these results will be achieved. In addition, because such information is based on a number of assumptions and are subject to significant economic and competitive uncertainties, which are beyond the control of the Company and its current management, there can be no assurance that these projections will be realized, and actual results may be higher or lower than those presented, possibly by material amounts.

(d) Grantee hereby acknowledges that: (i) Grantee will only receive value for the Shares upon the occurrence of a Liquidation Event or Change of Control; (ii) in order for Grantee to receive any value for the Shares upon the occurrence of a Liquidation Event or a Change of Control, the Company would be required to receive consideration greater than the amount of the Company’s debt outstanding at the time of such Liquidation Event or Change of Control (which as of June 30, 2004 was $332.5 million); (iii) no assurance can be made that there will be a Liquidation Event or a Change of Control; and (iv) no assurance can be made that if a Liquidation Event or Change of Control were to occur, the Company would have sufficient assets to allow any payments to be made to the holders of Series M Preferred Stock pursuant to the terms of the Certificate of Designations.

4. Restrictive Legend. Each certificate evidencing the ownership of the Shares shall be imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON      AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAW. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SET FORTH IN THE PENTON MEDIA, INC. SERIES M PREFERRED STOCK AGREEMENT DATED AS OF      BETWEEN THE COMPANY (THE “COMPANY”) AND THE ORIGINAL HOLDER OF THIS CERTIFICATE, AS THE SAME MAY BE AMENDED FROM TIME TO TIME. THE COMPANY RESERVES THE RIGHT TO REFUSE ANY TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE COMPANY.

5. No Employment Contract. Nothing contained in this Agreement shall confer upon Grantee any right with respect to continuance of employment by the Company or any Subsidiary, nor limit or affect in any manner the right of the Company or any Subsidiary to terminate the employment or adjust the compensation of Grantee.

6. Taxes and Withholding. To the extent that the Company shall be required to withhold any federal, state, local or foreign taxes in connection with the issuance of the Shares, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the issuance of the Shares that Grantee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof.

7. Amendments. Any amendment to the Certificate of Designations shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto.

8. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

9. Relation to Certificate of Designations. This Agreement is subject to the terms and conditions of the Certificate of Designations. In the event of any inconsistency between the provisions of this Agreement and the Certificate of Designations, the Certificate of Designations shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Certificate of Designations. The Board acting pursuant to the Certificate of Designations, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of Shares.

10. Successors and Assigns. Without limiting Section 2 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Grantee, and the successors and assigns of the Company.

11. Enforcement of the Agreement. The Grantee and the Company acknowledge that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.

12. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

13. Notices. Any notice to the Company provided for herein shall be in writing to the Company and any notice to Grantee shall be addressed to Grantee at his or her address on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class certified or registered mail, postage and fees prepaid, return receipt requested, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has also executed this Agreement in duplicate, as of the day and year first above written.

PENTON MEDIA, INC.

By: David Nussbaum
Its: Chief Executive Officer

The undersigned Grantee hereby acknowledges receipt of an executed original of this Agreement.

Grantee

Date: